TECHNOLOGY LICENSE AND SERVICES AGREEMENT


            The terms of this Technology License and Services Agreement ("AGREEMENT") are agreed to by and between San Pedro Peninsula Hospital d.b.a. Little Company of Mary - San Pedro Hospital ("HOSPITAL") and Hythiam, Inc. ("HYTHIAM") (each a "PARTY" and collectively "THE PARTIES").

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  Agreement Effective Date: November 10, 2003
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  Term of Agreement: Three (3) years
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  Little Company of Mary - San Pedro                 Hythiam, Inc.
      Hospital

By:      /s/ Blair Contratto            By:      /s/ Terren S. Peizer
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Title:   Chief Executive Officer        Title:   Chief Executive Officer
Address: 4102 Torrance Blvd.                     11111 Santa Monica Blvd. #550
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         Torrance, CA 90503                      Los Angeles, CA 90025
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Contact:                                Contact:
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Phone:                                  Phone:
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E-mail:                                 E-mail:
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Attachments:      Schedule A; Schedule B: Authorized Users; Schedule C:
                  Business Associate/Data Use Agreement

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                                 AGREEMENT TERMS

1     PURPOSES

      Hythiam provides through its proprietary protocol for treatment of substance abuse, its Data Reports (as defined in Section 4.2) and other associated Hythiam intellectual property and Services (as defined in Section 4) (collectively "LICENSED TECHNOLOGY") a process for use by health care providers and others in treating patients with or suspected of addiction to opiates, cocaine, and/or alcohol and related conditions. Hospital desires to be able to offer to its patients and third party payers services that include use of the Licensed Technology.

2     AUTHORITY AND RELATIONSHIP OF THE PARTIES

      Hospital and Hythiam are and shall remain independent contractors throughout the Term. Nothing in this Agreement shall be construed to constitute Hospital and Hythiam as partners, joint venturers, agents or anything other than independent contractors.

3     HYTHIAM LICENSE

3.1   Grant of License Rights to Hospital

      Subject to the terms and conditions of this Agreement, Hythiam hereby grants to and Hospital hereby accepts, a limited nontransferable, restricted, non-exclusive, revocable, commercial license to operate and use the Licensed Technology identified generally in more detail on Schedule A at the Hospital location(s) identified on Schedule A for the purposes set forth on Schedule A without the right to sublicense the foregoing rights ("HYTHIAM LICENSE"). Hospital acknowledges that (i) this Agreement does not transfer any interest in the ownership or title of any portion of the Licensed Technology; and (ii) Hospital does not own any portion of the Licensed Technology.

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3.2   Term of License

      The Hythiam License shall terminate simultaneously with the expiration or termination for any reason of this Agreement.

3.3   License Restrictions

      Hospital may use all or any part of the Hythiam Licensed Technology only for the purposes set forth in this Agreement. Without limiting the generality of the foregoing, Hospital shall not, nor shall permit any third party to, (a) copy, modify, market, reproduce, sell or distribute the Hythiam Licensed Technology other than as actually necessary and then only in strict accordance with this Agreement for delivery of patient care services and billing third parties for reimbursement of those services; (b) make the Licensed Technology or Services available to any Person, except Hospital Personnel or Staff Physicians (as those terms are defined in Section 4.1) who have been authorized by Hythiam in writing as set forth on Schedule A and who have been informed of by Hospital, and are bound by, the terms and conditions of this Agreement; (c) modify or create derivative works based upon the Licensed Technology; (d) rent, lease, grant a security interest in, or otherwise transfer or attempt to transfer any rights in or to the Licensed Technology; or (e) remove, alter or deface any legends, restrictions, product identification, copyright, trademark or other proprietary notices from the Licensed Intellectual Property.

3.4   Exclusivity

      Hythiam agrees that beginning on the Effective Date and continuing until November 1, 2004, Hospital or any of its affiliates will be the sole hospitals to which Hythiam grants a license to the Licensed Technology in the geographic area defined on Schedule A.

3.5   Hospital Obligations

      Hospital shall (a) keep the Licensed Technology free and clear of any and all claims, liens and encumbrances incurred or caused by Hospital, and (b) be responsible for all the cost and all liability or risk of loss associated with the use by Hospital of the Licensed Technology as contemplated by and in this Agreement. THE RIGHTS SET FORTH IN THIS SECTION 3 REPRESENT HOSPITAL'S ONLY RIGHTS WITH RESPECT TO THE USE OF ALL OR ANY PORTION OF THE LICENSED TECHNOLOGY. ANY USE OF ALL OR ANY PORTION OF THE LICENSED TECHNOLOGY OUTSIDE THE SCOPE OF SUCH RIGHTS IS STRICTLY PROHIBITED.

4     HYTHIAM SERVICES

4.1   Provision of Licensed Technology

      Hythiam will deliver to Hospital the Licensed Technology as set forth on Schedule A. Only Hospital employees and non-physician independent contractors (collectively "HOSPITAL PERSONNEL") or physicians practicing at Hospital ("Staff Physicians") authorized by Hythiam as set forth on Schedule A shall have access to or use the Licensed Technology.

4.2   Data Processing Services

      Hythiam has developed proprietary business processes that it uses to process and report data generated from the use of the Licensed Technology ("DATA REPORTS"). As part of the Services, Hythiam will collect treatment and outcomes data on behalf of Hospital, including follow-up patient surveys, and will provide, or arrange for the provision of, Data Reports to Hospital for treatment performed by or on behalf of Hospital using the Licensed Technology, all as set forth in more detail on Schedule A.

4.3   Education Services

      As part of the Services, Hythiam will provide education services as reasonably necessary concerning the implementation and use of the Licensed Technology.

4.4   Performance Standards

      Hythiam will provide the Licensed Technology as set forth in Section 4.1, the Data Reports as set forth in Section 4.2 and the education services as set forth in Section 4.3 (collectively "SERVICES") in a competent and timely manner, and in compliance with all applicable laws and regulations.

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5     FINANCIAL TERMS

5.1   Licensing and Services Fees

      During the Term of this Agreement, Hospital shall arrange for the payment by or on behalf of each individual treated using the Licensed Technology of the Licensing and Services Fee ("FEES") to Hythiam as set forth on Schedule A. During the Term the Fees may be modified only by mutual agreement of the Parties. Any and all services requested by Hospital and provided by Hythiam other than those set forth in Section 4 shall be subject to additional fees to be agreed upon by the Parties.

5.2   Payment Terms

      Hythiam will provide Hospital with periodic (no less frequently than monthly and no more frequently than every two weeks) reports and invoices ("INVOICES") for the Fees due Hythiam by mailing or delivering them to the address and person identified on the first page of this Agreement. For Fees paid by patients in cash in advance to Hospital, Hospital will pay Hythiam within [H-01 TEXT DELETED--CONFIDENTIAL TREATMENT REQUESTED BY HYTHIAM, INC.] days after receipt by Hospital of the cash payment. For Fees paid by third party payers or by patients who do not pay in advance, Hospital will pay Hythiam within [H-02 TEXT DELETED--CONFIDENTIAL TREATMENT REQUESTED BY HYTHIAM, INC.] days after collection by Hospital of the Fees. Also, within [H-03 TEXT DELETED--CONFIDENTIAL TREATMENT REQUESTED BY HYTHIAM, INC.] calendar days after receipt by Hospital of each Invoice (1) for cases in which the Fee has been paid to Hospital but not remitted to Hythiam, Hospital shall remit those Fees to Hythiam; and (2) for cases in which Hythiam has received any amounts over and above the Fees that should have been paid to Hospital, Hythiam will remit those funds to Hospital. Notwithstanding any other provision of this Agreement, Hythiam in no event or circumstance is or shall be responsible for any costs of, or related to, patient care provided by Hospital, extended or unanticipated care required for patients treated using the Licensed Technology or any Aftercare (as that term is defined in defined in paragraph 8 on Schedule A).

5.3   Monthly Reconciliation

      To facilitate payment and compliance with the terms of this Agreement, the Parties will meet no less frequently than monthly and no more frequently than every two weeks for purposes of reconciling payments and fees. In preparation for this meeting, Hospital shall provide Hythiam with a list of all patients receiving treatment during the prior month utilizing the Licensed Technology and Hythiam shall provide Hospital with a list of all fees it has received for treatment during that same time period. Each Party will provide reasonable access to its books and records regarding any and all detail reasonably necessary to reconcile payments and ensure Hythiam receives the Fees in compliance with this Agreement. In addition, Hospital will investigate and resolve promptly and thoroughly any evidence that the Licensed Technology is being used at Hospital in cases for which Hythiam is not receiving its Fee.

5.4   Managed Care Contracts

Hospital and Hythiam each will use best efforts to identify opportunities to include reimbursement for treatment utilizing the Licensed Technology in, and will use commercially reasonable efforts to negotiate amendments to, Hospital's existing managed care contracts to (and to negotiate all future managed care contracts to) arrange for inclusion of coverage for treatment utilizing the Licensed Technology.

6     GOVERNING TERMS AND OBLIGATIONS

6.1   Use of Licensed Technology

      Hospital agrees that its use of the Licensed Technology will be in strict accordance with the procedures and any training provided by Hythiam and will comply with all applicable laws, rules and regulations and third party payer requirements. Only Hospital Personnel or Staff Physicians who have received training on the use of the Licensed Technology may use it and Hospital will ensure (and provide Hythiam with evidence satisfactory to Hythiam) that all Hospital Personnel or Staff Physicians who use any or all of the Licensed Technology on its behalf are bound by the applicable terms of this Agreement and will have and maintain, all training, licenses, approvals, certification,

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equipment and information necessary for them to safely and properly use the
Licensed Technology.

6.2   Clinical Activities

      The Licensed Technology and Services are provided by Hythiam to Hospital and/or to any Hospital Personnel or Staff Physicians as additional points of information and not, in whole or in part, as medical advice, diagnosis or treatment recommendations. The Parties acknowledge and agree that Hythiam in performing its obligations under this Agreement is providing technology and technology services only and will not be delivering patient care and will not be sponsoring or performing human subjects research. Hospital, as between the Parties, and/or Staff Physicians, as appropriate consistent with applicable law, control and are fully responsible for any and all patient care, Aftercare and/or research activity delivered using the Licensed Technology. Hospital Personnel and Staff Physicians shall at all times exercise their independent medical judgments when treating patients, arranging for Aftercare or referring to other providers, or performing research using the Licensed Technology.

6.3   Hospital charges

      Hospital charges for provision of care using the Licensed Technology are set forth on Schedule A. During the Term these charges may be modified only by mutual agreement of the Parties.

6.4   Billing and Collections

      In billing any charges to patients or third-party payers that include clinical services or research activities performed using the Licensed Technology or Services Hospital shall comply with the provisions of 18 U.S.C. ss. 1347, with Medicare/Medicaid and other Federal Health Care Program billing requirements, and with the False Claims Act, 31 U.S.C. ss. 3729, et seq., and analogous state or local laws.

6.5   Subject Data

      Hospital shall provide to Hythiam for prompt downloading and/or processing in an agreed upon format all patient data collected or maintained by Hospital, Hospital Personnel or Staff Physicians with respect to each individual provided care using all or part of the Licensed Technology ("SUBJECT DATA"). The Parties shall execute the Business Associate/Data Use Agreement attached to this Agreement, which shall govern the use and disclosure by Hythiam of the Subject Data.

6.6   Patient Data Consents

      Hospital shall be solely responsible for obtaining any and all patient consents, authorizations and/or IRB approvals required by applicable laws, rules, regulations or policy for its use of the Licensed Technology and the provision of the Subject Data to Hythiam in accordance with this Agreement.

7     INTELLECTUAL PROPERTY RIGHTS

7.1   Reservation of Rights

      All rights and licenses of any kind in the Licensed Technology and Services not expressly granted in this Agreement are reserved exclusively to Hythiam. There shall be no licenses by implication to the Hospital, any Hospital Personnel or any Staff Physician under this Agreement, and Hospital agrees not to attack or contest, in any way or in any forum, the validity, enforceability, or Hythiam's ownership of, or rights in, the Licensed Technology and Services, to the maximum extent permitted by law.

7.2   Preexisting Intellectual Property

      Except as expressly provided for in this Agreement, Hythiam and Hospital shall each retain all Intellectual Property that they owned prior to the Effective Date, and this Agreement shall not be interpreted or construed to grant a Party any rights, title, interest or license in the other Party's preexisting Intellectual Property.

7.3   Improvements Produced During Term

      Hythiam shall own all rights, title and interest in any Intellectual Property related to, within the scope of or that enhances the Licensed Technology made during the Term by Hythiam, the Hospital and/or Hospital Personnel and/or any Staff Physician including without limitation, adaptations, modifications, enhancements or changes to the Licensed Technology
("IMPROVEMENTS"). The Improvements shall be considered included in the

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definition of Licensed Technology for purposes of this Agreement, and the
Hospital, Hospital Personnel and Staff Physicians hereby assign all right, title and interest in all Improvements to Hythiam. Hythiam shall have the right to apply for copyrights, patents (including utility and design patents), or other protection for such Improvements, and to enforce its rights in such Improvements, anywhere in the world under its own name and at its own expense. Hospital, Hospital Personnel and Staff Physicians agree to take all actions and execute all documents at Hythiam's expense and as Hythiam may reasonably request, to effectuate Hythiam's ownership of any such Improvements.

7.4   Use of Trademarks

      Each Party recognizes that the name, logo and trademarks of the other Party represent valuable assets of such entity and that substantial recognition and goodwill are associated with such assets. Each Party hereby agrees that neither it nor any of its affiliates shall use the name, logo or any other trademarks of the other Party without the prior written consent of the other party, which may be withheld at the sole discretion of the other Party. No Party will acquire any right, interest or license in any trademark or service mark of the other Party by virtue of this Agreement. Where possible, Hospital will approve the use of its name in documents for broad dissemination such that Hythiam, once securing approval for use in a brochure or other document, will not need to secure approval for each use of the brochure or document.

8     INDEMNIFICATION

8.1   Hythiam Indemnification of Hospital

      Hospital shall not be liable to Hythiam or its affiliates or any of their respective officers, directors, employees or other agents for, and Hythiam shall indemnify, defend and hold harmless Hospital and its directors, officers, employees and agents (collectively, the "HOSPITAL INDEMNITEES") from and against, any and all liabilities, losses, suits, claims, costs, expenses (including reasonable attorneys fees and disbursements), interest, penalties, fines, judgments and actual or direct damages of any kind whatsoever (collectively "LOSSES") to the extent and proportion that such Losses relate to or arise from (i) negligent acts or omission or willful misconduct of Hythiam or any of the Hythiam Indemnitees (as that term is defined in Section 8.2); or (ii) breach of this Agreement by the Hythiam Indemnitees. Notwithstanding other provisions of this Section 8.1, Hospital Indemnitees shall not include physicians who are not Hospital employees to the extent those physicians are providing patient care, but shall include physicians who are not Hospital employees to the extent those physicians are providing medical director or other administrative services to or on behalf of Hospital.

8.2   Hospital Indemnification of Hythiam

Hythiam shall not be liable to Hospital or its affiliates or any of their respective officers, directors, employees or other agents for, and Hospital shall indemnify, defend and hold harmless Hythiam and its directors, officers, employees and agents (collectively, the "HYTHIAM INDEMNITEES") from and against any Losses to the extent and proportion that such Losses relate to or arise from
(i) negligent acts or omissions or willful misconduct of Hospital or any of the Hospital Indemnitees; or (ii) breach of this Agreement by Hospital or any of the Hospital Indemnitees.

9     CONFIDENTIALITY AND NON-DISCLOSURE

9.1   Confidential Information

      Hospital acknowledges and agrees that the Licensed Technology constitutes valuable trade secrets and confidential information of Hythiam. Hospital agrees that it shall take, and shall ensure that Hospital Personnel and Staff Physicians shall take, all reasonable steps to preserve and protect the confidentiality of such trade secrets and confidential information. Such trade secrets and information shall be deemed "CONFIDENTIAL INFORMATION." In addition, Confidential Information shall include the terms of this Agreement and all other proprietary business information Hospital, Hospital Personnel or Staff Physicians have received or receive from Hythiam or obtain as a result of use of the Confidential Information.

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9.2   Non-Disclosure

      Hospital agrees to maintain as confidential the Confidential Information and further agrees not to disclose the Confidential Information other than as specifically permitted by this Agreement. At no time shall Hospital use, or allow others to use or have access to, the Confidential Information for any purpose other than performance of Hospital's obligations or exercise of Hospital's rights under and in accordance with this Agreement or disclose the Confidential Information to any third party without the prior written consent of Hythiam, which may be withheld in its sole discretion, and then only after the party to whom such disclosure will be made has agreed in writing to comply with and be bound by the applicable terms of this Agreement, including but not limited to this Section 9. In the event of any legal action or proceeding or asserted requirement under applicable law or government regulations requesting or demanding disclosure by Hospital of all or any part of the Confidential Information, Hospital shall immediately notify Hythiam in writing of such request or demand, the terms and circumstances surrounding such request or demand, and the documents requested or demanded so that Hythiam may seek an appropriate protective order or take other protective measures and/or waive Hospital's compliance with the provisions of this Section 9. If in the absence of a protective order or a waiver under this Section 9 from Hythiam, if Hospital, in the reasonable opinion of Hospital's legal counsel, is compelled to disclose any such Confidential Information or otherwise stand liable for contempt or suffer other substantial penalty, Hospital may disclose such Confidential Information as so required without liability under this Section 9; provided, however, that Hospital: (a) shall give Hythiam written notice of the Confidential Information to be so disclosed as far in advance of its disclosure as is practicable; (b) shall furnish only that portion of the Confidential Information which in the reasonable opinion of Hospital's counsel is legally required; and (c) shall cooperate with Hythiam (at Hythiam's expense) to obtain an order or other reliable assurance that confidential treatment will be accorded to such Confidential Information.

10    TERMINATION

      This Agreement may be terminated prior to the expiration of the Term only for Cause (as defined in this Section 10), which cause shall constitute an "Event of Default." A termination for Cause must be effected by giving written notice to the defaulting Party describing the Event of Default with reasonable specificity and shall be subject to the cure periods set forth in this Section
10. In the event of termination of this Agreement for any reason, each Party shall take all reasonable action and refrain from taking any action to the extent necessary to mitigate that Party's damages arising from or related to the termination.

10.1  Termination by Hospital

      Hospital shall have Cause for termination of this Agreement under the following circumstances:

            10.1.1 If Hythiam shall apply for or consent to the appointment of a receiver, trustee or liquidator of all or substantially all of its assets, file a voluntary petition in bankruptcy or admit in writing the inability to pay its debts as they become due, make a general assignment for the benefit of creditors or take advantage of any insolvency law, subject to a thirty (30) day cure period after written notice of termination by Hospital;

            10.1.2 If Hospital finally determines to, takes diligent action to and does, close down and eliminate its provision of chemical dependency treatment services, subject to a 180 day advance written notice to Hythiam and subject to Hospital's written covenant that it will not reinstate its provision of such services for a period of at least two (2) years following termination.

            10.1.3 If Hospital presents reasonable evidence that continuation of the Agreement will result directly in a sustained lack of profitability to Hospital, subject to a 180 day advance written notice to Hythiam; or

            10.1.4 If Hythiam materially defaults in its performance of any of its material obligations under this Agreement, subject to a thirty (30) day cure period.

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10.2  Termination by Hythiam

      Hythiam shall have Cause for termination of this Agreement under the following circumstances:

            10.2.1 If Hospital shall apply for or consent to the appointment of a receiver, trustee or liquidator of all or substantially all of its assets, file a voluntary petition in bankruptcy or admit in writing the inability to pay its debts as they become due, make a general assignment for the benefit of creditors or take advantage of any insolvency law, subject to a thirty (30) day cure period after written notice of termination by Hythiam;

            10.1.2 If Hospital loses its license to provide chemical dependency services;

            10.1.3 If Hythiam presents reasonable evidence that continuation of the Agreement will result directly in a sustained lack of profitability to Hythiam subject to 180 days advance written notice to Hospital;

            10.1.4 If Hospital materially defaults in its performance of any of its material obligations under this Agreement, subject to a thirty (30) day cure period.

11    DISCLAIMER OF WARRANTIES

      HOSPITAL ACKNOWLEDGES AND AGREES THAT THE LICENSED TECHNOLOGY AND SERVICES PROVIDED, BEING LOANED, AND/OR LICENSED TO HOSPITAL ARE PROVIDED ON AN "AS IS" AND "AS AVAILABLE" BASIS WITH NO WARRANTY OF ANY KIND. WITH RESPECT TO THIS AGREEMENT HYTHIAM MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, DATA ACCURACY, SYSTEM INTEGRATION, OR NON-INFRINGEMENT, REGARDING THE LICENSED TECHNOLOGY OR ANY OTHER MATERIALS OR INFORMATION PROVIDED UNDER THIS AGREEMENT. ADDITIONALLY, WITH RESPECT TO THIS AGREEMENT HYTHIAM MAKES NO REPRESENTATIONS OF ANY KIND, EXPRESS OR IMPLIED, REGARDING THE SAFETY OR EFFICACY OF THE LICENSED TECHNOLOGY, THAT THE LICENSED TECHNOLOGY WILL OPERATE IN A MANNER THAT IS UNINTERRUPTED OR ERROR-FREE, OR REGARDING ANY OTHER SUBJECT MATTER OF THE AGREEMENT.

12    LIMITATION OF LIABILITY

      SUBJECT TO SECTION 8, HYTHIAM ASSUMES NO LIABILITY OR RESPON-SIBILITY FOR HOW HOSPITAL, ANY HOSPITAL PERSONNEL OR ANY STAFF PHYSICIAN USES THE LICENSED TECHNOLOGY FOR OR IN CONNECTION WITH ANY DIAGNOSIS OR TREATMENT MADE OR PROVIDED IN CONNECTION WITH OR RELIANCE ON THE LICENSED TECHNOLOGY, OR FOR INJURY TO PERSONS OR PROPERTY ARISING FROM THE USE OF THE LICENSED TECHNOLOGY. NOT WITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, IN NO EVENT SHALL HYTHIAM HAVE ANY LIABILITY FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES OF ANY KIND, INCLUDING BUT NOT LIMITED TO LOST REVENUES OR LOST PROFITS, LOSS OF BUSINESS OR GOODWILL OR LOSS OF DATA, IN ANY WAY ARISING OUT OF, RELATED TO OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF HYTHIAM HAS BEEN ADVISED OR OTHERWISE HAS REASON TO KNOW OR KNOWS OF THE POSSIBILITY OF SUCH DAMAGES. HOSPITAL FURTHER AGREES THAT IN NO EVENT WILL THE TOTAL AGGREGATE LIABILITY OF HYTHIAM FOR ANY CLAIMS, LOSSES, OR DAMAGES ARISING UNDER THIS AGREEMENT, WHETHER IN CONTRACT, TORT, PRODUCT LIABILITY, OR OTHERWISE, EXCEED $[H-04 TEXT DELETED--CONFIDENTIAL TREATMENT REQUESTED BY HYTHIAM, INC.].

13    DEBARMENT OR EXCLUSION

      Each Party hereby represents and warrants that neither it, nor its principals, officers, employees or agents providing services under this Agreement, is and at no time has been excluded from participation in any federally funded health care program, including Medicare and Medi-Cal. Each Party hereby agrees to immediately notify the other Party of any threatened,

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proposed, or actual exclusion from any federally funded health care program, including Medicare and Medi-Cal. In the event that either Party is excluded from participation in any federally funded health care program during the term of this Agreement, or if at any time after the Effective Date of this Agreement it is determined that the excluded Party is in breach of this Section and this Agreement shall, as of the effective date of such exclusion or breach, automatically terminate.

14    GOVERNMENT ACCESS

If applicable, the Parties shall comply with the provisions of Section 1861(v)(1)(l) of the Social Security Act and shall make available, upon written request of the Comptroller General of the United States or the Secretary of the United States Department of Health and Human Services or any of their duly authorized representatives, any books, documents and records that are necessary to verify the nature and extent of the costs incurred by either Party under this Agreement. In addition, each Party shall cooperate with the other Party and provide reasonable access to books and records pertaining to this Agreement and the performance of its obligations to the extent reasonably necessary for compliance with any governmental agency review or audit of the other Party.

15    MISCELLANEOUS

15.1  Assignment

      Except as expressly provided in this Agreement, neither this Agreement nor any right under this Agreement is assignable in whole or in part by either Party without the prior written consent of the other Party, and any attempted assignment without such consent shall be null and void, except that either Party may assign its rights and obligations under this Agreement to its parent, a subsidiary or other controlled affiliate, or to any successor entity without the consent of the other Party by providing the other Party with notice of such permitted assignment.

15.2  Complete Agreement

      This Agreement including any and all Schedules and attachments listed on the first page of this Agreement, which are hereby incorporated by reference into this Agreement, constitutes the complete and integrated understanding of the Parties with respect to the subject matter of this Agreement and supersedes all prior understandings and agreements, whether written or oral, with respect to the same subject matter.

15.3  Amendment

      This Agreement may only be amended by a written agreement duly signed by persons authorized to sign agreements on behalf of each Party.

15.4  Severability

      The Parties to this Agreement acknowledge and agree that it is their intent and understanding that this Agreement complies with all applicable laws, rules, regulations, court decisions and governmental restrictions (collectively "LAWS AND REGULATIONS"), and that at all times they intend to be in compliance with such laws and regulations. Should any term or provision of this Agreement be deemed invalid or void or unenforceable either in its entirety or in a particular application because it is in conflict with or violates any law or regulation, the remainder of this Agreement shall nonetheless remain in full force and effect and, if the subject term or provision is deemed to be invalid, void or unenforceable only with respect to a particular application, such term or provision shall remain in full force and effect with respect to all other applications. In addition, the Parties agree to amend this Agreement to bring this Agreement in compliance with said law or regulation. Notwithstanding the foregoing, if the law or regulation is deemed by either Party to be so materially adverse that, in either Party's reasonable judgment, the Agreement cannot or should not be so modified; then after discussion and determination by the Parties that it is so materially adverse, the Parties agree that, as a part of the consideration of this Agreement, they will declare this Agreement null and void and, except for the sections specifically surviving termination, of no further force and effect; provided, however, if either Party intends to enforce such declaration of termination but the other Party opposes termination (the "OPPOSING PARTY"), then the Opposing Party may veto such termination so long as the Opposing Party pays for the cost to comply with the law or regulation or decision at issue (if compliance may be achieved by the payment of money alone),

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in which event this Agreement shall continue in full force and effect; and
provided further that this Section 15.4 shall not be construed as providing either Party a basis for terminating this Agreement if the material adverse effect results solely from a change in reimbursement levels as a result of a change in law or regulation.

      15.5 Notwithstanding anything to the contrary set forth in this Agreement, Sections 3, 5.2, 5.3, 6, 7, 8, 9, 11, 12 and 15 shall survive the termination of this Agreement for a period of ten (10) years; provided that this ten year limitation on survival is not intended to and does not give Hospital any rights to or in the Licensed Technology following expiration of the ten years.

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                                   SCHEDULE A
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1.    DESCRIPTION OF LICENSED TECHNOLOGY TO BE PROVIDED TO HOSPITAL:

      Any and all Hythiam treatment protocols provided during the Term to Hospital for rapidly administered neurological addiction recovery, including but not limited to: Hythiam's Addiction Neuro-Restoration Detox System ("HANDS(TM)") for Addictions; HANDS(TM) for Alcohol; HANDS(TM) for Cocaine; HANDS(TM) for Crack Cocaine; HANDS(TM) for Poly-Drug; HANDS(TM) for Alcohol and Cocaine; FITSM; HANDS(TM) for Opiates; U.S. Patent VO. 6,103,734; all materials and information provided by Hythiam with respect to the protocols or patent; and all related business processes; services; improvements or enhancements; U.S. or international patents, patent filings or PCT applications; instructions, brochures, manuals, or labels; analyses, data compilations, databases, or Data Reports.


2.    LOCATION FOR USE OF LICENSED TECHNOLOGY:

      Little Company of Mary - San Pedro Hospital
      1300 West Seventh Street
      San Pedro, CA 90732

3.    AUTHORIZED PURPOSES FOR USE OF LICENSED TECHNOLOGY:

      For provision of substance abuse and/or addiction treatment only in accordance with the terms of this Agreement.


4.    AUTHORIZATION TO BE PROVIDED BY HYTHIAM:

      Hythiam will designate each individual authorized to use the Licensed Technology upon the execution by qualified individuals of confidentiality and proprietary information agreements with Hythiam (each an "Authorized User"). The list of Authorized Users is set forth on Schedule B, as amended from time to time. Unless a shorter period is specified in writing by Hythiam, during the Term each Authorized User must undergo reauthorization at least every twenty-four (24) months ("Authorized Period"). Any Hospital Personnel or Staff Physicians who are not reauthorized within the specified time frame must immediately cease any and all use of the Licensed Technology at the end of the Authorized Period. Notwithstanding the foregoing, all Hospital Personnel and Staff Physicians must immediately cease any and all use of the Licensed Technology upon termination of this Agreement for any reason.

5.    TERMS FOR PROVISION BY HOSPITAL OF SUBJECT DATA TO HYTHIAM:

      Hospital will provide Hythiam access to its files and records to the extent reasonably necessary for Hythiam to access and make use of the Subject Data in compliance with all applicable laws and this Agreement.

6. TERMS FOR PROVISION BY HYTHIAM OF DATA REPORTS TO HOSPITAL:

            Hythiam will provide data aggregation services to Hospital in accordance with the HIPAA Privacy Rule, including the following reports:
      Pre-registration intake of demographic and financial information; Brief clinical screening data; [H-05 TEXT DELETED--CONFIDENTIAL TREATMENT REQUESTED BY HYTHIAM, INC.]; Patient and Hospital satisfaction surveys; Identification and assessment of counseling services outside the Hospital service area.

The list of data aggregation reports may be modified or expanded upon agreement of the parties, including for additional fees. Notwithstanding any other provision of this Agreement, Hospital may share the Data Reports internally for its own internal business purposes.


7.    GEOGRAPHIC EXCLUSIVITY AREA

The exclusive area provided to San Pedro Peninsula Hospital by Hythiam in accordance with Section 3.4 is set forth below.

The exclusive area shall consist of the [H-06 TEXT DELETED--CONFIDENTIAL TREATMENT REQUESTED BY HYTHIAM, INC.] and shall extend west to include [H-07 TEXT DELETED--CONFIDENTIAL TREATMENT REQUESTED BY HYTHIAM, INC.]. The exclusive shall also include the area east of [H-08 TEXT DELETED--CONFIDENTIAL TREATMENT REQUESTED BY HYTHIAM, INC.], and south and east of the [H-09 TEXT DELETED--CONFIDENTIAL TREATMENT REQUESTED BY HYTHIAM, INC.]. The area is located within the perimeter demarcated by intersection of the [H-10 TEXT DELETED--CONFIDENTIAL TREATMENT REQUESTED BY HYTHIAM, INC.] Freeway ([H-11 TEXT
DELETED--CONFIDENTIAL TREATMENT REQUESTED BY HYTHIAM, INC.]) and [H-12 TEXT
DELETED--CONFIDENTIAL TREATMENT REQUESTED BY HYTHIAM, INC.] Road taking [H-13 TEXT DELETED--CONFIDENTIAL TREATMENT REQUESTED BY HYTHIAM, INC.] Road south to the intersection of [H-14 TEXT DELETED--CONFIDENTIAL TREATMENT REQUESTED BY HYTHIAM, INC.] Road and the Pacific Coast Highway; the intersection of the [H-15 TEXT DELETED--CONFIDENTIAL TREATMENT REQUESTED BY HYTHIAM, INC.] and [H-16 TEXT DELETED--CONFIDENTIAL TREATMENT REQUESTED BY HYTHIAM, INC.] freeway traveling east on the [] until it intersects with highway [H-17 TEXT DELETED--CONFIDENTIAL TREATMENT REQUESTED BY HYTHIAM, INC.]; traveling south on highway [H-18 TEXT DELETED--CONFIDENTIAL TREATMENT REQUESTED BY HYTHIAM, INC.] until it intersects with highway 90; traveling west on highway 90 until it intersects with highway 39 (Beach Blvd); traveling south on highway 39 until it intersects with the Pacific Coast Highway. See the attached map(s).

8.    LICENSE AND SERVICES FEE:

      Use of Licensed Technology for:

      Each episode of Treatment for alcohol dependency-- $[H-19 TEXT DELETED--CONFIDENTIAL TREATMENT REQUESTED BY HYTHIAM, INC.].
      Each episode of Treatment for psycho stimulant (cocaine) dependency-- $[H-20 TEXT DELETED--CONFIDENTIAL TREATMENT REQUESTED BY HYTHIAM, INC.].

      Each episode of Treatment for opiate dependency--$[H-21 TEXT DELETED--CONFIDENTIAL TREATMENT REQUESTED BY HYTHIAM, INC.].

      The License and Services fees set forth in this paragraph 8 do not include costs for any services other than those set forth in Section 4 and do not include any Aftercare or other services required or requested as a result of any extended stays, complications or subsequent episodes of treatment, the total cost for which as between the Parties is the responsibility of Hospital. For purposes of this Agreement, Aftercare shall mean any and all related follow-up care, recovery care, services, referrals or consultations.

9.    HOSPITAL CHARGES

      Each episode of Treatment for alcohol dependency, with Aftercare--$[H-22 TEXT DELETED--CONFIDENTIAL TREATMENT REQUESTED BY HYTHIAM, INC.].
      Each episode of Treatment for psycho stimulant (cocaine) dependency, with Aftercare--$[H-23 TEXT DELETED--CONFIDENTIAL TREATMENT REQUESTED BY HYTHIAM, INC.].

      Each episode of Treatment for opiate dependency, with Aftercare--$[H-24 TEXT DELETED--CONFIDENTIAL TREATMENT REQUESTED BY HYTHIAM, INC.].

      As part of its education services Hythiam will provide a list of Aftercare providers or agencies that are familiar with the requirements for recovery follow-up on treatment using the Licensed Technology. This list is for information purposes only and Hythiam does not endorse or recommend any specific provider. In the alternative, Hospital may contract with Hythiam to arrange for Aftercare on its behalf. In the event Hospital does not arrange for Aftercare, does not contract with Hythiam to arrange for Aftercare on its behalf or is unable to arrange for Aftercare in compliance with applicable laws or regulations, the charges set forth in this paragraph 9 shall each be reduced by $[H-25 TEXT DELETED--CONFIDENTIAL TREATMENT REQUESTED BY HYTHIAM, INC.].

      Any Hospital charges for extended stays, complications or follow-on care or treatment shall be in accordance with Hospital's normal and customary charges. Except for reconciliations of payments received in error as set forth in Section 5, Hythiam shall have no responsibility for payment of any Hospital costs or charges for any reason.


o For purposes of this Agreement, an episode of care shall include: Alcohol dependency- [H-26 TEXT DELETED--CONFIDENTIAL TREATMENT REQUESTED BY HYTHIAM, INC.] administrations of the protocol provided during a [H-27 TEXT DELETED--CONFIDENTIAL TREATMENT REQUESTED BY HYTHIAM, INC.] night stay.

o Psycho-stimulant dependency- [H-28 TEXT DELETED--CONFIDENTIAL TREATMENT REQUESTED BY HYTHIAM, INC.] administrations of the protocol provided during an aggregate of [H-29 TEXT DELETED--CONFIDENTIAL TREATMENT REQUESTED BY HYTHIAM, INC.] nights ([H-30 TEXT DELETED--CONFIDENTIAL TREATMENT REQUESTED BY HYTHIAM, INC.] nights for the initial treatment plus a follow-up treatment [H-31 TEXT DELETED--CONFIDENTIAL TREATMENT REQUESTED BY HYTHIAM, INC.] weeks later requiring a [H-32 TEXT DELETED--CONFIDENTIAL TREATMENT REQUESTED BY HYTHIAM, INC.] night stay).

o Opiate dependency- [H-33 TEXT DELETED--CONFIDENTIAL TREATMENT REQUESTED BY HYTHIAM, INC.] administration of the protocol in the operating room with a [H-34 TEXT DELETED--CONFIDENTIAL TREATMENT REQUESTED BY HYTHIAM, INC.] night stay

                                   SCHEDULE B

                                AUTHORIZED USERS


Blair ContraTto, ceo

                                   SCHEDULE C
                                   ----------

                    BUSINESS ASSOCIATE AND DATA USE AGREEMENT

------------------------------------------------------------------------------

                   LITTLE COMPANY OF MARY - SAN PEDRO HOSPITAL
                                       AND
                                  HYTHIAM, INC.

------------------------------------------------------------------------------

This Business Associate Agreement ("B.A. Agreement"), effective as of ___________, 2003 ("Effective Date"), is entered into by and between San Pedro Peninsula Hospital, d.b.a. Little Company of Mary-San Pedro Hospital ("Covered Entity") and Hythiam, Inc. ("Hythiam") (each a "Party" and collectively the "Parties").

1. BACKGROUND AND PURPOSE. The Parties have entered or are entering into an agreement for the provision by Hythiam of technology and services to Covered Entity ("Agreement"). Performance of the Agreement may involve Protected Health Information (as defined in 45 C.F.R. ss.164.501) ("PHI") subject to the federal privacy regulations issued pursuant to the Health Insurance Portability and Accountability Act ("HIPAA") and codified at 45 C.F.R. parts 160 and 164 ("Privacy Rule"). The purpose of this B.A. Agreement is to amend the Agreement to the extent and only to the extent necessary to allow for Covered Entity's compliance with the Privacy Rule.

2. DEFINITIONS. Unless otherwise defined in this B.A. Agreement, all capitalized terms used in this B.A. Agreement have the meanings ascribed in HIPAA and/or the Privacy Rule.

3.    OBLIGATIONS OF THE PARTIES WITH RESPECT TO PHI.

3.1 Uses and Disclosures of PHI by Hythiam. Except as otherwise specified in this B.A. Agreement, Hythiam may make any and all uses and disclosures of PHI necessary to perform and enforce the Agreement. In addition, unless otherwise limited in this B.A. Agreement, Hythiam may (a) use the PHI in its possession for its proper management and administration and to carry out the legal responsibilities of Hythiam; (b) disclose the Minimum Necessary information in its possession to a third party for the purpose of Hythiam's proper management and administration or to carry out the legal responsibilities of Hythiam, provided, that such disclosure is required by law or Hythiam obtains reasonable assurances from the third party regarding the confidential handling of such PHI as required under the Privacy Rule; (c) provide Data Aggregation services relating to the health care operations of the Covered Entity; (d) use the PHI to create a Limited Data Set ("LDS"), the use and disclosure of which shall be governed by the Data Use Agreement set forth in Section 5 of this B.A. Agreement and by the Privacy Rule; and (e) de-identify any and all PHI obtained by Hythiam under this B.A. Agreement, and use such de-identified data, all in accordance with the de-identification requirements of the Privacy Rule.

3.2 Obligations of Hythiam. With regard to its use and/or disclosure of PHI that is not in an LDS, Hythiam agrees to:

            a. not use or further disclose the PHI other than as permitted or required by this B.A. Agreement or as Required By Law;

            b. use appropriate safeguards to prevent use or disclosure of PHI other than as permitted in Section 3.2(a);

            c. report to Covered Entity in writing any use or disclosure of PHI not permitted in Section 3.2(a) of which Hythiam's management becomes aware and, to the extent practicable, minimize harmful effects of that use or disclosure;

            d. ensure that any agents and subcontractors to which Hythiam provides PHI agree to the same restrictions and conditions that apply to Hythiam with respect to such PHI;

            e. make available within twenty (20) days after request by the Covered Entity PHI necessary for Covered Entity to respond to an Individuals' request for access to PHI about them in the event that the PHI in Hythiam's possession constitutes a Designated Record Set;

            f.    make available PHI for amendment and incorporate within ten
                  (10) days after request by Covered Entity any amendments to the PHI in accordance with the Privacy Rule in the event that the PHI in Hythiam's possession constitutes a Designated Record Set;

            g. document such disclosures of PHI as would be required for Covered Entity to respond to a request by an Individual for an accounting of disclosures in accordance with 45 CFR ss.
                  164.528 and provide, within 20 days after Covered Entity requests the information in writing, an accounting of any disclosures of PHI for up to the six-year period preceding the date of the request for an accounting that includes the date of the disclosure, the name and address of the person or entity to whom the PHI was disclosed, a brief description of the PHI disclosed and a brief statement of the purpose of the disclosure and an explanation of the basis for the disclosure;

            h. make its internal practices, books and records relating to the use and disclosure of PHI available to the Secretary of HHS within a reasonable timeframe as required by the Secretary for purposes of determining Covered Entity's compliance with the Privacy Rule; and

            i. return to Covered Entity or destroy, within ninety (90) days of the termination of this B.A. Agreement, the PHI in its possession as a result of the Agreement and retain no copies, if it is feasible to do so. If Hythiam in its discretion determines that return or destruction is infeasible, Hythiam agrees to extend all protections contained in this B.A. Agreement to Hythiam's use and/or disclosure of any retained PHI, and to limit any further uses and/or disclosures to the purposes that make the return or destruction of the PHI infeasible. Notwithstanding the foregoing, this Section 3.2(i) shall not apply to any PHI in an LDS, the use and disclosure of which shall be governed by Section 5 of this B.A. Agreement.

3.3 Obligations of Covered Entity. Covered Entity agrees to timely notify Hythiam in writing of any arrangements between Covered Entity and the individual that is the subject of PHI that may impact in any manner the use and/or disclosure of that PHI by Hythiam under this B.A. Agreement.

3.4 Effect of Changes to the Privacy Rule. To the extent that any relevant provision of the Privacy Rule is materially amended in a manner that changes the obligations of Business Associates or Covered Entities that are embodied in the terms of this B.A. Agreement, the Parties agree to negotiate in good faith appropriate amendment(s) to this B.A. Agreement to give effect to these revised obligations.

4. TERMINATION BY COVERED ENTITY. With respect to the Agreement, upon Covered Entity's knowledge of a material breach of the terms of this B.A. Agreement by Hythiam, Covered Entity shall provide Hythiam written notice of that breach in sufficient detail to enable Hythiam to understand the specific nature of that breach and afford Hythiam an opportunity to cure the breach. If Hythiam fails to cure the breach within a reasonable time specified by Covered Entity (in any event not less than ten (10) days and if Hythiam is making reasonable efforts to cure, Covered Entity may extend the cure period to allow for that cure), Covered Entity may terminate this B.A. Agreement as well as terminate those portions, but only those portions, of the Agreement that, by their express terms, require or permit Hythiam access to PHI and only to the extent of that requirement or permission. In such instance, the remaining provisions of the Agreement that do not, by their express terms, require or permit Hythiam access to PHI shall remain in full force and effect, including any and all of Covered Entity's payment and performance obligations (to the extent any such performance obligations do not require Hythiam access to PHI); provided that, notwithstanding the foregoing, Covered Entity shall be entitled to terminate the Agreement in its entirety if and to the extent that the overall intent and purpose of the Agreement (i) is directly and materially related to and dependent upon Hythiam access to PHI, and (ii) would be frustrated if Covered Entity were not permitted to terminate the Agreement. In addition, if Hythiam, in its sole discretion, can perform the Agreement with information that has been de-identified under the Privacy Rule or with an LDS, the Agreement will remain in full force and effect, except with respect to, and only with respect to, those provisions that require or permit Hythiam access to PHI that is not in an LDS, which provisions shall be deemed modified to provide Hythiam access to PHI that has been de-identified under the Privacy Rule and access to PHI in an LDS.

5.    DATA USE AGREEMENT.

5.1 Preparation of the LDS. Hythiam may prepare an LDS in accordance with the Privacy Rule and Section 3.1(d) of this B.A. Agreement.

5.2 Minimum Necessary Data. In preparing the LDS, Hythiam will include only those data fields which are the minimum necessary to accomplish the purposes set forth in Section 5.3 of this B.A. Agreement.

5.3 Permitted Uses and Disclosures of the LDS. Hythiam may use the LDS for its Research and Public Health activities, for the Health Care Operations of Covered Entity, and as Required By Law. Hythiam may disclose the LDS for the same purposes in accordance with the Privacy Rule.

5.4 Responsibilities of Hythiam. With regard to its use and/or disclosure of the LDS, Hythiam agrees to:

            a.    not use or further disclose the LDS other than as permitted by
                  Section 5.3 of this B.A. Agreement;

            b. use appropriate safeguards to prevent use or disclosure of the LDS other than as permitted by Section 5.3 of this B.A. Agreement;

            c. report to Covered Entity in writing any use or disclosure of the LDS that is not permitted by Section 5.3 of this B.A. Agreement of which Hythiam's management becomes aware and, to the extent practicable, minimize harmful effects of that use or disclosure;

            d. ensure that any agents, subcontractors, or other third parties to which Hythiam provides the LDS agree to the same restrictions and conditions that apply to Hythiam with respect to such LDS; and

            e. not use the information in the LDS to identify or contact individuals who are the data subjects.

6.    MISCELLANEOUS.

6.1 Agreement. The Agreement is hereby amended to incorporate the terms of this B.A. Agreement. The terms of this B.A. Agreement shall prevail in the case of any conflict with the terms of the Agreement to the extent and only to the extent necessary to allow Covered Entity to comply with the Privacy Rule.

6.2 Survival. With respect to the Agreement, Sections 1, 2, 3.2, 3.3, 3.4, 4.and 6 of this B.A. Agreement shall survive termination of this B.A. Agreement and continue indefinitely solely with respect to PHI Hythiam retains in accordance with Section 3.2.i. With respect to the Agreement,
      Section 5 of this B.A. Agreement shall survive termination of this B.A. Agreement and continue indefinitely solely with respect to any LDS that Hythiam possesses.

6.3 No Third Party Beneficiaries. Nothing in this B.A. Agreement shall confer upon any person other than the Parties and their respective successors or assigns, any rights, remedies, obligations, or liabilities whatsoever.

IN WITNESS WHEREOF, each of the undersigned has caused this B.A. Agreement to be duly executed in its name and on its behalf.

LITTLE COMPANY OF MARY-SAN PEDRO        HYTHIAM, INC.
HOSPITAL

By:                                     By:
     -------------------------------         -----------------------------

Print Name:                             Print Name:
            ------------------------                ----------------------

Print Title:                            Print Title:
            ------------------------                ----------------------